Exhibit 22
List of Subsidiary Guarantors

Registered Notes Issued	Subsidiary Guarantors
2024 Notes, 2025 Notes, 2025 Secured Notes, 6.375% 2026 Notes, 6.875% 2026 Notes, 2026 Secured Notes, 7.50% 2027 Notes, 5.50% 2027 Notes	17111 Waterview Pkwy LLC, Acme Aerospace, Inc., Adams Rite Aerospace Inc., Aerocontrolex Group, Inc., Aerosonic LLC, Airborne Aquisition, Inc., Airborne Global, Inc., Airborne Holdings, Inc., Airborne Systems NA Inc., Airborne Systems North America Inc., Airborne Systems North America of CA Inc., Airborne Systems North America of NJ Inc., AmSafe Global Holdings, Inc., AmSafe, Inc., Angus Electronics Co., Arkwin Industries, Inc., Armtec Countermeasures Co., Armtect Countermeasures TNO Co., Armtec Defense Products Co., Auxitrol Weston USA, Inc., Aviation Technologies, Inc., Avionic Instruments LLC, Avionics Specialties, Inc., Avista, Incorporated, AvtechTyee, Inc., Beta Transformer Technology Corporation, Beta Transformer Technology LLC, Breeze-Eastern LLC, Bridport Erie Aviation, Inc., Bridport Holdings, Inc., Bridport-Air Carrier, Inc., Bruce Aerospace, Inc., CDA Intercorp LLC, CEF Industries, LLC, Champion Aerospace LLC, CMC Electronics Aurora LLC, Data Device Corporation, Dukes Aerospace, Inc., Electromech Technologies LLC, Esterline Europe Company LLC, Esterline International Company, Esterline Technologies Corporation, Esterline Technologies SGIP, LLC, Extant Components Group Holdings, Inc., Extant Components Group Intermediate, Inc., HarcoSemco LLC, Hartwell Corporation, Hytek Finishes Co., ILC Holdings, Inc., Janco Corporation, Johnson Liverpool LLC, Kirkhill Inc., Korry Electronics Co., Leach Holding Corporation, Leach International Corporation, Leach Technology Group, Inc., MarathonNorco Aerospace Inc., Mason Electric Co., McKechnie Aerospace DE, Inc., McKechnie Aerospace Holdings, Inc., McKechnie Aerospace US LLC, NMC Group, Inc., North Hills Signal Processing Corp., North Hills Signal Processing Overseas Corp., Norwich Aero Products Inc., Palomar Products, Inc., Pexco Aerospace, Inc., Pneudraulics, Inc., Racal Acoustics, Inc., Schneller LLC, Scioteq LLC, Semco Instruments, Inc., Shield Restraint Systems, Inc., Skandia, Inc., Skurka Aerospace Inc., Symetrics Industries, LLC, Symetrics Technology Group LLC, TA Aerospace Co., Tactair Fluid Controls, Inc., TDG ESL Holdings Inc., TEAC Aerospace Holdings, Inc., TEAC Aerospace Technologies, Inc., Telair International LLC, Telair US LLC, Texas Rotronics, Inc., TransDigm Inc.*, TransDigm UK Holdings plc*, Transcoil LLC, Treality SVS LLC, Whippany Actuation Systems, LLC, Young & Franklin Inc.

*Entity is also a subsidiary issuer